Investment Advisory Agreement

     This Investment Advisory Agreement is made this 11th day of April, 2003 by and between GINTEL FUND, a Massachusetts business trust (the "Fund") and GINTEL ASSET MANAGEMENT, INC., a Connecticut corporation (the "Adviser"), with respect to the following recital of fact:

                                     RECITAL

     The Fund and the Adviser desire to enter into an agreement to provide for the management of the Fund's assets on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. Management. The Adviser shall act as investment manager for the Fund and shall, in such capacity, supervise the investment and reinvestment of the cash, securities or other properties comprising the Fund's assets, subject at all times to the policies and control of the Fund's Board of Trustees. The Adviser shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as investment manager.

     2. Investment Analysis and Implementation. In carrying out its obligation under paragraph 1 hereof, the Adviser shall:

          (a) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund, and whether concerning the individual companies whose securities are included in the Fund or the activities in which they engage, or with respect to securities which the Adviser considers desirable for inclusion in the Fund's portfolio;

          (b) determine what industries and companies shall be represented in the Fund's portfolio and regularly report them to the Fund's Board of Trustees;

          (c) formulate and implement continuing programs for the purchases and sales of the securities of such companies and regularly report thereon to the Fund's Board of Trustees; and

          (d) take, on behalf of the Fund, all actions which appear to the Fund necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of portfolio securities.

     3. Broker-Dealer Relationships. The Adviser is responsible for decisions to buy and sell securities for the Fund, broker-dealer selection, and negotiation of its brokerage commission rates. The Adviser may select Gintel & Co. as the broker-dealer to effect all or substantially all of the security transactions which are effected on the New York Stock Exchange, Inc. or the American Stock Exchange or which are listed on NASDAQ. The Adviser's primary consideration in effecting a security transaction will be execution at a price that is reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions including similar securities being purchased or sold on a securities exchange during a comparable period of time.

     In selecting a broker-dealer to execute each particular transaction, the Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer, the size of and difficulty in executing the order and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies and procedures as the Board of Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Adviser for the Fund's use an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund. The Adviser is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers and dealers who also provide research or statistical material, or other services to the Fund or the Adviser for the Fund's use. Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board of Trustees of the Fund indicating the brokers to whom such allocations have been made and the basis therefor.

     4. Control by Board of Trustees. Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board of Trustees of the Fund.

     5. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

          (a) all applicable provisions of the Investment Company Act of 1940 and any rules and regulations adopted thereunder as amended;

          (b) the provisions of the Registration Statements of the Fund under the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

          (c) the provisions of the Declaration of Trust of the Fund;

          (d) the provisions of the By-laws of the Fund; and

          (e) any other applicable provisions of state and federal law.

     6. Expenses. The expenses connected with the Fund shall be allocable between the Fund and the Adviser as follows:

          (a) The Adviser shall furnish, at its expense and without cost to the Fund, the services of a President, Secretary and one or more Vice Presidents of the Fund, to the extent that such additional officers may be required by the Fund for the proper conduct of its affairs.

          (b) The Adviser shall further maintain, at its expense and without cost to the Fund, a trading function in order to carry out its obligations under subparagraph (d) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Fund.

          (c) Nothing in subparagraph (a) hereof shall be construed to require the Adviser to bear:

               (i) any of the costs (including applicable office space, facilities and equipment) of the services of a principal financial officer of the Fund whose normal duties consist of maintaining the financial accounts and books and records of the Fund, including the reviewing of calculations of daily net asset value and preparing tax returns; or

               (ii) any of the costs (including applicable office space, facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer.

               Notwithstanding the obligation of the Fund to bear the expense of the functions referred to in clauses (i) and (ii) of this subparagraph
          (c), the Adviser may pay the salaries, including any applicable employment or payroll taxes and other salary costs, of the principal financial officer and other personnel carrying out such functions and the Fund shall reimburse the Adviser therefor upon proper accounting.

          (d) All of the ordinary business expenses incurred in the operations of the Fund and the offering of its shares shall be borne by the Fund unless specifically provided otherwise in this paragraph 6. These expenses include but are not limited to brokerage commissions, legal, auditing, taxes or governmental fees, the cost of preparing share certificates, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustee and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Fund in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to shareholders.

     7. Delegation of Responsibilities. Upon the request of the Fund's Board of Trustees, the Adviser may perform services on behalf of the Fund which are not required by this Agreement. Such services will be performed on behalf of the Fund and the Adviser's cost in rendering such services may be billed monthly to the Fund, subject to examination by the Fund's independent accountants. Payment or assumption by the Adviser of any Fund expenses that the Adviser is not required to pay or assume under this Agreement shall not relieve the Adviser of any of its obligations to the Fund nor obligate the Adviser to pay or assume any similar Fund expense on any subsequent occasion.

     8. Compensation. The Fund shall pay the Adviser in full compensation for services rendered hereunder an annual investment advisory fee, payable at the beginning of each quarter, of 1% of the average daily net assets of the Fund during the preceding quarter. The average daily net asset value of the Fund shall be determined in the manner set forth in the Declaration of Trust and prospectus of the Fund.

     9. Expense Limitation. If, for any fiscal year, the total of all ordinary business expenses of the Fund, including all investment advisory fees but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, would exceed the most restrictive expense limits imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are offered for sale, the investment advisory fee shall be reduced by the amount of such excess. The amount of any such reduction to be borne by the Adviser shall be deducted from the quarterly investment advisory fee otherwise payable to the Adviser during such fiscal year; and if such amount should exceed such quarterly fee, the Adviser agrees to pay to the Fund such excess expenses no later than the last day of the first month of the next succeeding fiscal year. For the purposes of this paragraph, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

     10. Non-Exclusivity. The services of the Adviser to the Fund are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory and corporate administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Adviser may serve as officers or trustees of the Fund, and that officers or trustees of the Fund may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

     11. Term and Approval. This Agreement shall continue for a period of two years from the date of its execution, and it shall continue thereafter for successive one year periods provided that such continuance is specifically approved at least annually:

          (a) (i) by the Fund's Board of Trustees or (ii) by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940, as amended), and

          (b) by the affirmative vote of a majority of the Trustees who are not parties to this Agreement or interested persons (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of any party to this agreement (other than as Fund Trustees), by votes cast in person at a meeting specifically called for such purpose.

     12. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund's Board of Trustees or by vote of a majority of the Fund's outstanding voting securities, or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for the purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940, as amended.

     13. Liability of Adviser and Indemnification. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Fund agrees to indemnify the Adviser against any and all claims, demands, liabilities and expenses which the Adviser may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement, prospectus or statement of additional information of the Fund, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with information furnished to the Fund in connection therewith by or on behalf of the Adviser. The Adviser agrees to indemnify the Fund against any and all claims, demands, liabilities and expenses which the Fund may incur arising out of or based upon any act or deed of its employees which is outside the scope of their authority.

     14. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Fund and that of the Adviser shall be 6 Greenwich Office Park, Greenwich, Connecticut 06830.

     15. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Investment Company Act of 1940, as amended, reflected in any provision of this Agreement is released by rules, regulations or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by this respective officers on the day and year first above written.

                                        GINTEL FUND


Attest:                                 By       /s/ Stephen G. Stavrides
                                                 --------------------------
                                                 Stephen G. Stavrides, President
--------------------------------

                                        GINTEL ASSET MANAGEMENT, INC.


Attest:                                 By       /s/ Stephen G. Stavrides
                                                 --------------------------
                                                 Stephen G. Stavrides, President
--------------------------------